Proskauer Rose LLP Eleven Times Square New York, NY 10036-8299

November 8, 2016

Preferred Apartment Communities, Inc.
Suite 1150
3625 Cumberland Boulevard
Atlanta, Georgia 30339

Re: Registration Statement of Preferred Apartment Communities, Inc. on Form S-3
Dear Ladies and Gentlemen:
We have acted as special counsel for Preferred Apartment Communities, Inc, a Maryland corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on June 8, 2016 (as amended, the “Registration Statement”), relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of securities (the “Securities”) of the Company with an aggregate offering price of up to $2,680,000,000, which Securities include warrants (the “Warrants”) representing rights to purchase common stock, par value $.01 per share, of the Company (“Common Stock”) that are included as part of units (the “Units”), with each unit consisting of one share of Series A Redeemable Preferred Stock, par value $0.01 per share and one Warrant to purchase 20 shares of Common Stock (iii) units comprised of a combination of any of the foregoing securities (the “Units”). The offering of the Securities will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus.
This opinion is being furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.
In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement; and

(ii)such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed (a) that the parties thereto (i) are duly organized and validly existing in good standing in their respective jurisdictions of incorporation or formation, (ii) have complied with all aspects of the laws of their respective jurisdictions of incorporation or formation in connection with the issuance of the Securities and the related transactions and (iii) had the power, corporate or other, to enter into and perform all obligations thereunder, and (b) the due authorization by all requisite action, corporate or other (“Company  Action”), and the execution and delivery by the parties thereto of such documents and the validity and binding effect thereof on such parties.

In addition, we have assumed that (a) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper Company Action; (b) at the time

Preferred Apartment Communities, Inc.
November 8, 2016

of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (c) any Warrants will be issued under one or more warrant agreements, each to be between the Company and a financial institution identified therein as warrant agent; (d) if being sold by the Company, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Company Action authorizing such sale and any applicable underwriting agreement, sales agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus, prospectuses or prospectus supplement; (e) the laws of the State of New York will be the governing law under any warrant agreement; (f) the Company will remain a Maryland corporation; and (g) the Securities will not be issued in violation of the ownership limit or any other provision contained in the Articles of Amendment and Restatement of the Company or the by-laws of the Company.
To the extent our opinions set forth below relate to the enforceability of the choice of New York law and choice of New York forum provisions, our opinion is rendered solely in reliance upon N.Y. Gen. Oblig. Law §§5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001). We have also assumed that the Company has complied with all aspects of applicable laws of jurisdictions other than the State of New York in connection with the transactions contemplated hereby. As to facts material to the opinions expressed herein, we have relied upon statements and representations of officers and other representatives of the Company, public officials and others.
Our opinions set forth herein are limited to the laws of the State of New York that, in our experience, are applicable to securities of the type covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Covered Law”). We do not express any opinion with respect to the law of any jurisdiction other than the Covered Law or as to the effect of any such non-covered law on the opinions herein stated.
The opinions set forth below are subject to the following further qualifications, assumptions and limitations:
(a)    we do not express any opinion as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation); and
(b)    we do not express any opinion as to any provision with respect to the enforceability of (i) any consent to, or restriction upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (ii) any provision that allows liquidated damages, prepayment fees, cumulative remedies, late charges, default interest, make-whole premiums or forfeitures or other economic remedies to the extent such provisions are deemed to constitute a penalty or (iii) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, or the severability, if invalid, of provisions to the foregoing effect.
Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Warrants, upon due execution and delivery of a warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Warrants by such warrant agent, and upon due execution and delivery of the Warrants on behalf of the Company, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof.
The opinion set forth above is subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally (including, without limitation, all laws relating to fraudulent transfers), (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding

Preferred Apartment Communities, Inc.
November 8, 2016

in equity or at law), and (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.
In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of the Warrants and any warrant agreement and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

Proskauer Rose LLP